                                                                  EXHIBIT 23.3


[Logo]                                      June 2, 1999

PAUL KAGAN ASSOCIATES, INC.
126 CLOCK TOWER PLACE
CARMEL, CALIFORNIA 93923 8746
(831) 624 1536



VIA FAX

Danny Meidan
Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North, 18th Floor
Arlington, Virginia 22209


                                            RE: Our 3/29/99 letter
                                                Your 6/2/99 fax

Dear Mr. Meidan:

This letter constitutes Paul Kagan Associates, Inc. permission to use selected PKA materials, derived from a 9/2/98 document dealing with DVDs purchased from Baseline, in a Friedman, Billings, Ramsey & Co. filing with the SEC. Specifically, you may use the five bullet points as presented in the referenced facsimile and forwarded for our review on June 2, 1999.

It is understood this is a one-time approval, and this material may not be used/disseminated for any other purpose without our prior consent. Thank you for seeking prior approval to use our information.

Sincerely,

/s/ Dwight W. Beach

Dwight W. Beach
Vice President of Operations